M LINE HOLDINGS, INC.
DEMAND PROMISSORY NOTE

Up to $500,000.00	March 25, 2009

FOR VALUE RECEIVED, M Line Holdings, Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to Money Line Capital, Inc., a California corporation, or its successors or assigns (the “Holder”), in immediately available funds, the total principal sum of up to Five Hundred Thousand Dollars ($500,000.00), in accordance with the terms of this Note.  The principal hereof and any unpaid accrued interest thereon shall be due and payable upon demand by Holder in accordance with Section 1, below (unless such payment date is accelerated as provided in Section 4 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 5 hereof.  Interest shall accrue at the rate of ten percent (10%) per annum on the unpaid principal balance of this Note from the date funds have been advanced and shall continue to accrue until all unpaid principal and interest is paid in full.

1.           DEMAND LOAN.  At such times as the Company and Holder shall agree, and in amounts as the Company and Holder shall agree, Holder will loan the Company up to $500,000 for its operating expenses.  Each such loan by the Holder to the Company shall be referred to as a “Loan Advance.”  The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein.  The parties acknowledge and agree that Holder has advanced funds to the Company prior to the date hereof, and that such advances shall be entered on Exhibit A.  Both the Company and the Holder must initial each Loan Advance for it to become an obligation of the Company, and any loans or other advances made by Holder to the Company which are not recorded in Exhibit A will not be considered a part of this Note.  Holder may demand repayment of all amounts loaned to the Company through the date of its repayment request, plus interest, at any time upon thirty (30) days written notice to the Company.  This Note does not obligate the Holder to loan any money to the Company, but is meant to govern the terms of any money the Holder does loan the Company.

2.           PREPAYMENT.  The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Note, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal, if any, so prepaid to the date of such prepayment.

3.           TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by the Company without the express written consent of the Holder. In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets.  In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.  This Note may be transferred, pledged, hypothecated, or assigned by the Holder in its sole discretion.

4.           DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, when due, of any principal or interest pursuant to this Note;

(b)           The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 4(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)           The breach of any covenant or undertaking, not otherwise provided for in this Section 4;

(d)           The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)           The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable (the thirty (30) day notice period in Section 1, above, will not be applicable in the case of an Event of Default), in which event it shall immediately be and become due and payable; provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

5.           NOTICES.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

Notices to the Company shall be sent to:                        M Line Holdings, Inc.
2672 Dow Avenue
Tustin, CA  92780
Attn. Chief Executive Officer
Facsimile No.:  (714) 619-2339

Notices to the Holder shall be sent to:                             Money Line Capital, Inc.
______________________
___________________
Attn. ____________________
Facsimile No.: ______________

6.           REPRESENTATIONS AND WARRANTIES.  The Company hereby makes the following representations and warranties to the Holder:

(a)           Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Note and to issue and sell this Note.  The execution, delivery and performance of this Note by the Company, and the consummation by it of the Transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action.  This Note, when executed and delivered, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Disclosure.  Neither this Note nor any other document, certificate or instrument furnished to the Holder by or on behalf of the Company in connection with the transactions contemplated by this Note contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

7.           GOVERNING LAW; VENUE.  The terms of this Note shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, and to be performed entirely within the State of California.  The parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Orange County, California.

8.           ATTORNEY’S FEES.  In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

9.           CONFORMITY WITH LAW.  It is the intention of the Company and of the Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

10.           MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

IN WITNESS WHEREOF, the below parties signed and sealed this Note as of date written above.

“Company”	“Holder”

M Line Holdings, Inc.,	Money Line Capital, Inc.,
a Nevada corporation	a California corporation

/s/ George Colin	/s/ Jitu Banker
By: George Colin	By: Jitu Banker
Its: Chief Executive Officer	Its: President

Exhibit A

M Line Holdings, Inc.
Money Line Capital, Inc.

Schedule of Loan Advances (Additional Sheets may be Attached if Necessary)

Date of Loan Advance	Amount of Loan Advance	Total of all Loan Advances Owed by Company (Excluding Interest)	Initials of Authorized Company Representative	Initials of Authorized Holder Representative

Total: